UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Class A Industrial Portfolio

On June 17, 2011, Industrial Income Trust Inc. (the “Company”), through three of its wholly-owned subsidiaries, acquired a 100% fee interest in two industrial buildings and a 100% leasehold interest in a third industrial building, aggregating approximately 2.0 million square feet on 143.2 acres. The buildings are located in Atlanta, Georgia; York, Pennsylvania; and Houston, Texas (collectively referred to as the “Class A Industrial Portfolio”). The group of sellers of the Class A Industrial Portfolio that includes VIF II/Liberty Industrial, LLC for the Atlanta, Georgia building; VIF II/York, L.P. for the York, Pennsylvania building; and GSL 16/VIF Gillingham, L.P. for the Houston, Texas building are not affiliated with the Company or its affiliates. The Class A Industrial Portfolio is 100% leased to five tenants with an average remaining lease term (based on square feet) of approximately 13 years. Four of these tenants each individually lease more than 10% of the rentable area of the Class A Industrial Portfolio, as described below:

•

Phillips-Van Heusen Corporation, a global apparel company, leases approximately 851,000 square feet, or approximately 43% of the portfolio’s rentable area, under a lease that expires in August 2030 with two options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $2.2 million and is subject to a rent escalation of approximately 7% in September 2011 and annual rent escalations of 1% thereafter in September.

•

GlaxoSmithKline Consumer Healthcare, L.P., a division of GlaxoSmithKline plc, a pharmaceutical company, that produces oral healthcare and over-the-counter medications, leases approximately 494,000 square feet, or approximately 25% of the portfolio’s rentable area, under a lease that expires in December 2022 with three options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $1.4 million and is subject to a rent escalation to approximately $2.6 million per year in January 2013 and annual rent escalations of 2% thereafter. The lease is guaranteed by GlaxoSmithKline LLC.

•

Fairfield Industries Incorporated, a geophysical service provider specializing in shallow-water seismic data mining and technology, leases approximately 267,000 square feet, or approximately 14% of the portfolio’s rentable area, under a lease that expires in January 2019 with two options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $1.7 million and is subject to a rent escalation of approximately 3% every three years beginning in September 2011.

•

Suntron GCO, LP, a manufacturing company that provides electronic systems to the aerospace, medical, telecom, and defense industries, leases approximately 223,000 square feet, or approximately 11% of the portfolio’s rentable area, under a lease that expires in March 2013 with one option to extend the lease for a period of seven years. The annual base rent under the lease is currently approximately $1.5 million, with no further escalations remaining. The lease is guaranteed by Suntron Corporation.

The total aggregate purchase price was approximately $111.8 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. Pursuant to the terms of an amended and restated advisory agreement, dated as of May 14, 2010 and as extended to December 16, 2011 (the “Advisory Agreement”), by and among the Company, Industrial Income Operating Partnership LP, and Industrial Income Advisors LLC (the “Advisor”), the Company paid an acquisition fee of approximately $1.9 million to the Advisor. The Company funded the acquisition using proceeds from its public offering and debt financing obtained by the Company, which is described under Item 2.03 of this Current Report on Form 8-K.

The Class A Industrial Portfolio will be managed by Seefried Properties for the Atlanta, Georgia building; The Flynn Company for the York, Pennsylvania building; and Stream Realty for the Houston, Texas building.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Debt Secured by the Class A Industrial Portfolio

On June 17, 2011, the Company, through one of its subsidiaries, entered into a secured, non-recourse loan agreement with Great-West Life & Annuity Insurance Company (“Great-West Life”) for an aggregate amount of $66.9 million, which the Company refers to as the “GWL Facility.” The GWL Facility bears a fixed interest rate of 4.70%; requires interest-only monthly payments for the first five years of the loan and monthly payments of interest and principal thereafter (based on an approximate 30-year amortization); and has a contractual maturity of July 1, 2021. The GWL Facility is secured by mortgages, deeds to secure debt, or deeds of trust, as applicable, and related assignments and security interests in each of the three buildings in the Class A Industrial Portfolio.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. With respect to the acquisition of the Class A Industrial Portfolio, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than September 2, 2011.

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the terms of the leases at the Class A Industrial Portfolio and the terms of the GWL Facility) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

June 22, 2011	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer and Treasurer

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